Exhibit 99.1

AMC Entertainment Holdings, Inc. Signs Definitive Agreement to Acquire Nordic Cinema Group, the Largest Theatre Operator in Scandinavia, and the Nordic and Baltic Regions of Europe

Upon completion, AMC will operate 1,000 theatres with 11,000 screens in 15 countries in the United States and across Europe

Leawood, Kan. & Stockholm, Sweden — AMC Theatres (AMC Entertainment Holdings, Inc.) (NYSE:AMC) (“AMC”) announced today that it has entered into a definitive agreement to acquire the largest theatre exhibitor in seven countries in the affluent northern region of Europe, Stockholm-based Nordic Cinema Group Holding AB (“Nordic”). Nordic operates 68 theatres and has a substantial minority interest (approximately a 50% ownership) in another 50 associated theatres to which Nordic provides a variety of shared services. Nordic’s theatres are number one in market share in Sweden, Finland, Estonia, Latvia and Lithuania. Nordic currently is number two in market share in Norway, and with a new theatre currently under construction in Norway and scheduled to open next year, is expected to increase market share in Norway to number one as well. Nordic also has theatres in Denmark.

AMC is purchasing Nordic from European private equity firm Bridgepoint and Swedish media group Bonnier Holding in an all-cash transaction valued at SEK 8,250 million ($929 million USD)(1)

The transaction is conditional upon antitrust clearance by the European Commission, which is expected to be received in the first half of 2017.

(1)  SEK amounts have been converted to U.S. dollars at a rate of SEK 8.879 = U.S. $1.00, which was the exchange rate on 1/20/17

The Combined Company After Transaction Close

Nordic has 68 theatres, 463 screens, and approximately 68,000 seats in nearly 50 large and medium-sized cities in the Nordic and Baltic nations, and a substantial minority investment in another 50 associated theatres with 201 screens, to which Nordic provides a variety of shared services. Nordic is the largest theatre operator in the Nordic and Baltic countries. All Nordic activities are conducted locally in seven markets under several brands, including SF Bio in Sweden, SF Kino in Norway, Finnkino in Finland, and Forum Cinemas in Estonia, Latvia, and Lithuania.  Additional associated theatres also operate in Denmark. Nordic had approximately SEK 2,938 million ($349 million USD)(2) of revenue in 2015, including box office revenues of SEK 1,928 million ($229 million USD)(2). Total revenues for the twelve month period ended September 30, 2016 were SEK 3,159 million ($375 million USD)(3) and Nordic operating margins for that twelve month period exceeded those of AMC.

Nordic will maintain a Stockholm headquarters location, but will operate as a subsidiary of London-based Odeon Cinemas Group, which AMC acquired in November of 2016.  As of today, Odeon operates 243 theatres with 2,262 screens in the U.K., Ireland, Germany, Austria, Italy, Spain and Portugal under the Odeon, Cinesa, UCI and UCI Kinowelt brands. Odeon Cinemas has the number one market share in the U.K. & Ireland, Italy and Spain, the number two market share in Austria and Portugal and the number four market share in Germany. In total, Odeon is already Europe’s largest cinema operator. When combined with Nordic, Odeon’s scale and market position across Europe is expected to grow markedly, as AMC’s European theatre operations will increase to 361 theatres and 2,926 screens.

Including the associated theatres, the combination with Nordic will result in AMC’s hitting the never before reached milestones of 1,000 theatres and 11,000 screens in 15 countries. This will further strengthen AMC’s current position of being the largest cinema operator in the United States, the largest cinema operator in Europe and the largest cinema operator in the world.

Transaction Rationale

•                  Highly profitable circuit with minimal deferred capital expenditures: Nordic theatres are highly profitable, with attractive operating margins and free cash flow generation. The company has a track record of multiple years of growth. Nordic’s theatres generally are in excellent condition and the Nordic circuit has been updated to like-new condition over the last few years. Accordingly, capital expenditure needs going forward for the existing theatres are expected to be modest.

•                  #1 Market share leadership position: Nordic is the current market share leader in five of the seven countries in which it operates, including Sweden and Finland, and is the #2 exhibitor in Norway, which are

(2)  SEK amounts have been converted to U.S. dollars at a rate of SEK 8.430 = U.S. $1.00, which was the average exchange rate for 2015

(3)  SEK amounts have been converted to U.S. dollars at a rate of SEK 8.420 = U.S. $1.00, which was the average exchange rate for the twelve month period ended 9/30/16 among the wealthiest countries in the world. The market share position in Norway is expected to increase to #1 when a new theatre opens in Oslo in 2018. Average market share across the circuit now exceeds 50%.

•                  Strong value proposition from a pipeline of development theatres: Nordic currently has 10 theatres in active development or re-development, across six countries, with most of these expected to open in 2017 and 2018. These new theatres represent a key valuation component underlying AMC’s acquisition decision, as AMC believes these theatres will deliver significant revenue and earnings growth.

•                  Extremely well run company and able management team: Senior executives in Nordic’s highly capable and proven management team have two decades of theatre experience and will assist with Odeon integration efforts as they assume new pan-European leadership roles within Odeon.

•                  Solidifies AMC’s #1 position and expands global platform: The Nordic acquisition enhances AMC’s position as the #1 movie exhibition company in Europe going forward, and Nordic broadens and diversifies AMC’s European platform. Adding Nordic to AMC creates an established presence for AMC across 15 countries with approximately 1,000 theatres and 11,000 screens and positions AMC with substantial scale, diversification and growth opportunities.

Comments

“For the third time in the past twelve months, we believe we have discovered a substantial acquisition that gives AMC yet another opportunity to further expand and diversify our geographic reach and more firmly establish AMC as the undisputed leader in movie exhibition worldwide,” said AMC CEO and President Adam Aron. “It has been our observation that Nordic is extremely well-run with a modern up-to-date theatre circuit that in our opinion offers tremendous value potential for AMC over the foreseeable future. We are also excited by the growth potential of Nordic as it moves forward with 10 theatres already in development or re-development. We have been impressed with Nordic’s talented leadership team, and further believe that their added expertise will be invaluable to us in helping to drive AMC’s progress across Europe. AMC will bring additional efficiencies of scale and innovative strategic initiatives to the Nordic brands. At the same time, we will ensure that these theatres continue to be operated by locally-experienced theatre managers and country leadership teams who understand how to serve the communities and countries where they live and work.”

“As one of the largest cinema operators in Europe, Nordic has been an industry pioneer.  Working with Bridgepoint, it opened a new flagship cinema in the Stockholm region, introduced new cinema experiences to its customers such as the first Nordic IMAX theatre, three Scape premium large format screens and improved food and beverage offerings across its network.  Now, as the undisputed cinema group leader in the Nordic region and the Baltics, the business is well placed for further growth under new ownership and as part of the AMC group.” said Mika Herold, Director at Bridgepoint.

“AMC is the world’s leading movie exhibitor and we are proud to have caught their interest. They will be a perfect owner for Nordic. They share our long and successful history and our commitment to creating best-in-class movie experiences. AMC will bring valuable resources and expertise that will enable us to continue to innovate, grow and provide our customers with even greater movie experiences,” said Jan Bernhardsson, President and CEO of Nordic Cinema Group.

Transaction Financing

•                  The transaction has fully committed debt financing in place arranged by Citigroup Global Markets Inc. (“Citi”)

•                  Permanent financing plan anticipates a mix of term loans, bonds and AMC primary equity, targeting leverage in the near-term of approximately 4.7x Adjusted EBITDA.

•                  AMC anticipates that additional deleveraging can be accomplished as it monetizes its considerable ownership position in National CineMedia, Inc. (NASDAQ:NCMI) as required by the U.S. Department of Justice in its recent approval of the completed Carmike Cinemas acquisition.

•                  AMC believes this funding plan is prudent and balances the interests of both its debt and equity investors while providing the company the flexibility it needs to execute its business plan.

Approvals and Timing

The transaction already has been approved by both the Board of Directors of AMC and Nordic’s ownership group. The transaction is expected to be completed before June 30, 2017 and is conditional upon antitrust clearance by the European Commission.

Additional Details

•                  AMC expects to realize approximately $5 million of annual cost synergies

•                  AMC will continue to be headquartered in Leawood, Kansas. Adam Aron will continue to serve as Chief Executive Officer and President, and Craig Ramsey will continue to serve as Executive Vice President and Chief Financial Officer

•                  AMC expects to maintain its current quarterly dividend

•                  Nordic will continue to be headquartered in Stockholm and will operate as a subsidiary of Odeon. It will continue operating under local Nordic and Baltic brand names, and neither the Odeon or AMC brand names will be introduced there

•                  Nordic will continue to be run by Jan Bernhardsson, its current leader and his current management team, some of whom may pick up increased pan-European responsibilities for AMC and Odeon, as Odeon and Nordic work cooperatively to integrate their business activity and optimize their organizational structures

•                  Citi is serving as exclusive financial advisor to AMC in the transaction. Pinsent Masons LLP; Husch Blackwell LLP; Weil, Gotshal & Manges LLP and Lindahl are serving as AMC’s lead legal advisors

•                  Nomura International plc is serving as exclusive financial advisor to Nordic. White & Case LLP and Mannheimer Swartling are serving as lead legal advisors to Nordic

Conference Call

AMC will discuss the transaction in greater detail on a conference call and webcast at 1:15 PM CT/2:15 PM ET/8:15 PM CET on January 23, 2017. To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software. To access the call from the US, dial (877) 407-3982. From international locations, the conference call can be accessed at (201) 493-6780. An archive of the webcast will be available at www.investor.amctheatres.com for a limited time after the call.

About AMC Theatres

AMC is the largest movie exhibition company in the U.S., in Europe and throughout the world with approximately 900 theatres and more than 10,000 screens across the globe, prior to factoring in the Nordic acquisition. AMC has propelled innovation in the exhibition industry by: deploying more plush power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty program, web site and smart phone apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 22 of the 25 largest metropolitan areas of the United States, including the top three markets (NY, LA, Chicago). Through its Odeon subsidiary, and again prior to the Nordic acquisition, AMC operates in seven European countries and is the # 1 theatre chain in the UK & Ireland, Italy and Spain.

About Nordic Cinema Group

Nordic Cinema Group  is the largest cinema operator in the Nordic and Baltic countries, operating 68 theatres, with 463 screens and approximately 68,000 seats in almost 50 major and mid-sized cities in the region. In addition Nordic has a substantial minority investment in another 50 theatres, with 201 screens, to whom it provides a variety of shared services. Nordic operates theatres under several brands in seven markets — SF Bio in Sweden, SF Kino in Norway, Finnkino in Finland, Forum Cinemas in Estonia, Latvia and Lithuania. Additional associated theatres also operate in Denmark.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the completed acquisition of Odeon & UCI Cinemas Holdings, Ltd. (“Odeon”), and the anticipated acquisition of Nordic Cinema Group Holding AB (“Nordic”) (collectively, the “acquisitions”) are also forward-looking statements, including management’s statements about effect of the acquisitions on AMC’s future business, operations and financial performance, AMC’s ability to successfully integrate the acquisitions into its operations, the anticipated closing date of the Nordic acquisition, and the source and structure of financing for the Nordic acquisition. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the parties ability to satisfy closing conditions in the anticipated time frame or at all, the impact of the terms of the regulatory approval of the Nordic acquisition, the possibility that the Nordic acquisition does not close, financing the Nordic acquisition and AMC’s ability to issue equity at favorable prices; AMC’s ability to realize expected benefits and synergies from the acquisitions; AMC’s effective implementation, and customer acceptance, of its marketing strategies; disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on acquisition-related issues; the negative effects of this announcement or the consummation of the acquisitions on the market price of AMC’s common stock; unexpected costs, charges or expenses relating to the acquisitions; unknown liabilities; litigation and/or regulatory actions related to the acquisition; AMC’s significant indebtedness, including the indebtedness incurred to acquire Nordic; AMC’s ability to utilize net operating loss carry-forwards to reduce future tax liability; continued effectiveness of AMC’s strategic initiatives; the impact of governmental regulation, including anti-trust investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; operating a business in markets AMC has limited experience with; the United Kingdom’s exit from the European Union and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates, changes in tax laws, regulations, rates and policies; and risks, trends, uncertainties and other facts discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 8, 2016, and Forms 10-Q filed August 1, 2016 and November 9, 2016, and the risks identified in the Form 8-K filed October 24, 2016, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

Contacts

AMC Contacts
Investor Relations:
John Merriwether, (866) 248-3872
InvestorRelations@amctheatres.com

or

Media Contacts:
Ryan Noonan, (913) 213-2183
rnoonan@amctheatres.com

or

For all Nordic inquiries, please contact:
James Murray,+44 207 034 3555

Bridgepoint

james.murray@bridgepoint.eu